UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

APAC CUSTOMER SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

These supplemental disclosures to the definitive proxy statement on Schedule 14A, which we refer to as the definitive proxy statement, filed by APAC Customer Services, Inc., which we refer to as the Company or APAC, with the United States Securities and Exchange Commission on September 15, 2011, are being made to update certain information and to respond to certain allegations made by plaintiffs in stockholder litigation relating to the Agreement and Plan of Merger, which we refer to as the merger agreement, dated as of July 6, 2011, by and among APAC, Blackhawk Acquisition Parent, LLC, or Parent, and Blackhawk Merger Sub, Inc., or Merger Sub, a wholly-owned subsidiary of Parent, providing for the merger of Merger Sub with and into the Company, which we refer to as the merger. Defined terms used but not defined herein have the meanings set forth in the definitive proxy statement.

SETTLEMENT OF LITIGATION

This supplemental disclosure is being filed in connection with a memorandum of understanding entered into on September 28, 2011, which we refer to as the Memorandum of Understanding, regarding the settlement of certain litigation relating to the merger agreement. As previously disclosed beginning on pages 5 and 43 of the definitive proxy statement, a purported class action complaint was brought against APAC, the Board, OEP, Parent and Merger Sub.

The Company believes that no further disclosure is required to supplement the definitive proxy statement under applicable laws; however, to avoid the risk that the action may delay or otherwise adversely affect the consummation of the merger and to minimize the expense of defending such actions, the Company has agreed, pursuant to the terms of the Memorandum of Understanding, to make certain supplemental disclosures related to the proposed merger, all of which are set forth below.

SUPPLEMENTAL DISCLOSURES

These supplemental disclosures should be read in conjunction with the definitive proxy statement, which should be read in their entirety.

The Merger—Opinion of Credit Suisse Securities (USA) LLC

The following disclosure supplements the second paragraph on page 32 of the definitive proxy statement under the heading “Miscellaneous” by inserting the language below between the third and fourth sentences.

The aggregate compensation received by Credit Suisse from the Company for services provided during the two years preceding the date of its opinion was not material.

The following disclosure supplements and restates the table entitled “Management Forecasts” on page 34 of the definitive proxy statement.

Management Forecasts

	($ in millions)
	2010A	2011E	2012E	2013E	2014E	2015E
Total Revenue	$326	$367	$418	$458	$500	$542
% Growth	11.2%	12.5%	13.9%	9.7%	9.1%	8.5%
Total EBITDA(1)	$49	$59	$67	$74	$82	$89
% Margin	15.1%	16.0%	16.0%	16.2%	16.3%	16.4%
Unlevered Free Cash Flow	$16	$26	$30	$37	$37	$41
% of Revenue	4.9%	7.1%	7.2%	8.0%	7.5%	7.6%

(1)	2011 pro forma for acquisition of SEI, LLC, which assumes full annual EBITDA of $2.4 million.